Exhibit 99.5

SPECIAL DISCLOSURE TO STOCKHOLDERS OF

WELLS REAL ESTATE INVESTMENT TRUST, INC.

DATED FEBRUARY 28, 20051

The purpose of this special disclosure to stockholders is to describe the following:

1.	Potential Disposition of Certain Properties in the Portfolio;

•	Certain Risks Related to the Potential Property Sale;

•	Properties Involved in Potential Sale;

•	Certain Material Terms of the Purchase and Sale Agreement;

•	Potential Uses of Proceeds;

•	Anticipated Tax Effects of the Potential Property Sale;

•	Anticipated Effect on Debt Leverage Ratio;

•	Fees to Wells Management Company, Inc., our Asset Advisor;

•	Effects of the Potential Property Sale on the Diversification of Our Portfolio;

2.	Revisions to the Share Redemption Program; and

3.	Amendment to the Dividend Reinvestment Plan.

Potential Disposition of Certain Properties in the Portfolio

On February 25, 2005, Wells Real Estate Investment Trust, Inc. (“Wells REIT”), along with various Wells-affiliated entities, entered into a purchase and sale agreement (the “Agreement”) to sell 27 properties from its existing portfolio for a gross sale price of $786.0 million, excluding closing costs and brokerage fees, to Lexington Corporate Properties Trust, an unaffiliated third party (the “Purchaser”). Wells REIT and the other Wells-affiliated property owners originally purchased the 27 properties from various unaffiliated entities for an aggregate purchase price of approximately $609.7 million. Wells REIT’s share of the $786.0 million in gross sale price is approximately $760.3. Wells REIT’s share of the $609.7 million aggregate original purchase price paid for these properties is approximately $587.1 million.

The properties included in the Agreement and Wells REIT’s ownership percentage in each of the properties is listed below. We expect the closing of this transaction to occur before the end of April 2005, as described in more detail below. The completion of this transaction and each property sale involved in this transaction is currently subject to, among other things, various conditions and closing requirements. Accordingly, there are no assurances that this transaction will be completed in whole or in part.

[1]	This disclosure may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934, including discussion and analysis of the quality, nature and cost of future actions, the amount and timing of the sale of real estate assets, and certain other matters. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” or other similar words. Readers of this disclosure should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this disclosure, which include changes in general economic conditions, changes in real estate conditions, increases in interest rates, the potential need to fund capital expenditures out of operating cash flow, lack of availability of financing or capital proceeds. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this disclosure. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.

Certain Risks Related to this Potential Property Sale

Following are the most significant risks relating to this purchase and sale agreement and potential property sale:

•	We cannot assure stockholders that this transaction will be completed in whole or in part.

•	The Purchaser could default on the Agreement, which could result in the transaction never being completed.

•	There is an outstanding right of first refusal on one of the properties and, as a consequence, one of these properties may end up not being a part of this sale.

•	There are several conditions and closing requirements on the properties and, as a consequence, the closing for these properties may be delayed or may not occur at all.

Properties Involved in Potential Sale

Under the Agreement, Wells REIT intends to sell up to 23 properties that are wholly owned. Of the $786.0 million gross sale price, approximately $714.9 million relates to these 23 properties, which Wells REIT originally purchased for an aggregate purchase price of approximately $555.1 million. The names and locations of the properties are listed below.

Property Name	Property Location	Building Square Footage
Bank of America Orange County	Brea, CA	637,503
Capital One Richmond	Glen Allen, VA	225,220
Daimler Chrysler Dallas	Westlake, TX	130,290
Allstate Indianapolis	Indianapolis, IN	89,956
EDS Des Moines	Des Moines, IA	405,000
Kraft Atlanta	Suwanee, GA	87,219
Kerr-McGee	Houston, TX	101,111
PacifiCare San Antonio	San Antonio, TX	142,500
ISS Atlanta	Atlanta, GA	289,000
Experian/TRW	Allen, TX	292,700
Travelers Express Denver	Lakewood, CO	68,165
Dana Kalamazoo	Kalamazoo, MI	150,945
Dana Detroit	Farmington Hills, MI	112,480
Transocean Houston	Houston, TX	155,991
Lucent	Cary, NC	120,000
Ingram Micro	Millington, TN	701,819
Nissan	Irving, TX	268,445
IKON	Houston, TX	157,790
ASML	Tempe, AZ	95,133
Dial	Scottsdale, AZ	129,689
Metris Tulsa	Tulsa, OK	101,100
Alstom Power Richmond	Midlothian, VA	99,057
AT&T Pennsylvania	Harrisburg, PA	81,859

In addition, Wells REIT intends to sell up to four properties that are owned through joint ventures with affiliates. Approximately $71.1 million of the $786.0 million gross sale price relates to these four properties, which were originally purchased for an aggregate purchase price of approximately $54.6 million. Wells REIT’s share of the approximately $71.1 million of gross sale price attributable to these four properties is approximately $45.4 million. Wells REIT’s share of the approximately $54.6 million original purchase price for these four properties was approximately $32.0 million. The names and locations of these four properties, along with the name of the joint venture affiliate and the percentage ownership of Wells REIT in each of these properties are listed below.

Property Name	Property Location	% Owned	Joint Venture Affiliate	Building Square Footage
John Wiley Indianapolis	Fishers, IN	71.9%	Wells Real Estate Fund XIII, L.P.	141,047
AmeriCredit	Orange Park, FL	68.2%	Wells Real Estate Fund XIII, L.P.	85,000
AT&T Oklahoma	Oklahoma City, OK	55.0%	Wells Real Estate Fund XII, L.P.	128,500
Gartner	Ft. Myers, FL	56.8%	Wells Real Estate Fund XI, L.P. Wells Real Estate Fund XII, L.P.	62,400

Certain Material Terms of the Purchase and Sale Agreement

Under the Agreement, the Purchaser is required to deposit $40.5 million in earnest money with an escrow agent, which will be applied toward the purchase price at closing. Under the Agreement, Wells REIT and its joint venture affiliates are required to pay certain closing costs including attorneys’ fees, any escrow closing fees charged by the title company, recording costs, title examination fees and title insurance premiums, transfer fees with respect to letters of credit, and all other costs and expenses incurred by Wells REIT and its joint venture affiliates in connection with closing and consummating the transaction. The Purchaser and Wells REIT and its joint venture affiliates are each required to pay 50% of the costs of all surveys and real estate transfer taxes, although the Purchaser’s obligation for transfer taxes is capped at approximately $0.9 million. If this transaction closes, in addition to other typical closing costs relating to this transaction, Wells REIT will be required to pay a real estate brokerage commission of approximately $2.2 million to an unaffiliated third-party real estate broker.

The Agreement contemplates the closing of this transaction to occur no earlier than March 25, 2005 (the “Primary Closing Date”). The Purchaser or Wells REIT has the right under the Agreement, however, to extend the Primary Closing Date until no later than April 29, 2005, if one or more conditions for a property or properties are not satisfied, by giving written notice to the other party no later than March 22, 2005. While the Agreement contemplates the sale of 27 properties, in order for the sale to be consummated, a number of conditions relating to each property must be satisfied. Under the Agreement, if the tenant of the Bank of America Orange County Building exercises its right of first refusal to purchase the property under the provisions of its existing lease, the Agreement will be terminated as to that property. Accordingly, both the timing of the property closings and the actual number of properties to ultimately be sold to the Purchaser pursuant to the Agreement is unclear at this time.

There is still a significant number of conditions required to be satisfied with respect to the properties included in this transaction. In addition, the sole remedy against the Purchaser for failure to close is a forfeiture of the earnest money under the Agreement. Accordingly, there are no assurances all conditions relating to all 27 properties can be satisfied prior to the outside closing date, or that the Purchaser will actually perform under the Agreement and close this anticipated transaction.

Potential Uses of Proceeds

As stated above, the completion of this transaction is currently subject to, among other things, various conditions and closing requirements. Accordingly, there are no assurances that this transaction will be completed in whole or in part. However, the board of directors has considered several options for how to best use the net proceeds should the potential sale of these properties be successful. These options include, but are not limited to: (1) making a special distribution to stockholders in the form of a return of invested capital; (2) retaining the proceeds as cash for operating expenses; and (3) reinvesting the proceeds in properties or new property developments. While each of these options remains a viable possibility, due to the various contingencies and variables relating to this transaction, the board of directors is not yet in a position to make a final decision on this matter; however, you should be aware that the board is strongly considering making a special distribution of net sales proceeds from this transaction to the stockholders as a return of their invested capital.

If the board ultimately decides to make a special distribution to stockholders, as described above, and a stockholder holds an IRA account through U.S. Bank, that stockholder’s potential distribution would be placed into a specially designated interest-bearing account on your behalf intended to be structured as a nontaxable event. This account is intended to simply serve as a holding place for these funds until further direction.

Anticipated Tax Effects of the Potential Property Sale

In the event that all 27 properties are sold, we currently estimate that the closing of this potential property sale will result in taxable income of approximately $181.7 million in the aggregate constituting approximately $145.4 in capital gains and approximately $36.3 in Section 1250 recapture gain, which stockholders should plan for in connection with their 2005 income taxes.

Anticipated Effect on Debt Leverage Ratio

As set forth below, our board of directors has approved certain revisions to our share redemption program effective for redemptions beginning in March 2005. We expect to fund some or all of the March 2005 redemption payments with the use of additional debt, which may include obtaining one or more 10-year term loans secured by currently unencumbered properties. In such event, debt as a percentage of total assets will increase, and interest expense will increase. It is currently estimated that, in the event that all 27 properties are sold, our debt-level ratio (our aggregate debt as a percentage of the purchase price of our properties) could increase from approximately 18% up to approximately 24% as a result of the transactions described in this special disclosure.

Fees to Wells Management Company, Inc., our Asset Advisor

In accordance with the terms of our current Asset Management Advisory Agreement with Wells Management Company, Inc. (“Wells Management”), our Asset Advisor, in the event that Wells Management provides substantial services in connection with the sale of properties, as determined and approved by Wells REIT’s board of directors, Wells REIT may be required to pay Wells Management a subordinated disposition fee equal to the lesser of one-half of the market-based real estate commission or 3.0% of the sale price of such properties, contingent upon our stockholders having first received total dividends in an amount equal to the sum of all of the capital the stockholders have invested in Wells REIT (reduced by prior dividends attributable to net sales proceeds) plus an amount sufficient to provide the stockholders with an annualized, noncumulative return of 8.0% (the “Subordinated Conditions”). While this fee may be in addition to real estate commissions paid to third parties, the total real estate commissions (including such disposition fee) may not exceed the lesser of (i) 6.0% of the sales price of the properties or (ii) the level of real estate commissions customarily charged in light of the size, type, and location of the properties.

On February 21, 2005, our board of directors approved a subordinated disposition fee of 0.33% of the gross sale price of the properties sold to be paid to Wells Management upon the closing of this transaction. Since the Subordinated Conditions have not been met at this time, this fee will not be paid at closing but will be paid only in the event and at the time that the Subordinated Conditions are satisfied in accordance with the terms of the Asset Management Advisory Agreement.

Since under the Asset Management Advisory Agreement, Wells Management is paid annual asset advisory fees equal to 0.50% of the value of our real estate portfolio, the potential property sale transaction described in this special disclosure will result in a substantial reduction in the annual fees paid to Wells Management, unless the net sales proceeds are reinvested in properties.

Effects of the Potential Property Sale on the Diversification of our Portfolio

As stated above, the completion of this transaction is currently subject to, among other things, various conditions and closing requirements. Accordingly, there are no assurances that this transaction will be completed in whole or in part; however, we feel it is important to disclose to you the effects of the potential property sale on the diversification of our portfolio if all of these properties remain a part of this transaction and a final sale is completed.

Currently, we own interests in 112 buildings either directly or through joint ventures. Of these buildings, 93 buildings are wholly owned and 19 buildings are owned through joint ventures with affiliates and others. While we have limited industrial warehouse assets in our portfolio, the majority of assets are commercial office buildings located in 26 states and the District of Columbia. If Wells REIT successfully sells all 27 properties (30 buildings) as described above pursuant to this potential property sale, we will own interests in 82 buildings either directly or through joint ventures. Of these buildings, 67 buildings will be wholly owned, and 15 buildings will be owned through joint ventures with affiliates and others.

Currently, our properties are approximately 97% leased with an average lease term remaining of approximately 7.1 years. If Wells REIT successfully sells all 27 properties as described above pursuant to this potential property sale, our properties will be approximately 97% leased with an average lease term remaining of approximately 6.9 years.

Lease Expirations – Current Portfolio

The following table shows the lease expirations of our current portfolio, during each of the next ten years and thereafter, assuming no exercise of renewal options or termination rights.

Year of Lease Expiration	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent	Rentable Square Feet Expiring (in thousands)
Vacant	$0	0%	675
2005	17,179	3%	655
2006	30,643	5%	942
2007	31,169	5%	1,117
2008	27,810	5%	1,124
2009	45,210	8%	1,688
2010	84,112	14%	3,776
2011	83,698	14%	4,839
2012	89,860	15%	3,686
2013	71,568	12%	2,724
2014	31,910	5%	1,230
Thereafter	67,859	12%	2,916

	$581,018	100%	25,372

Lease Expirations – Post-Closing Portfolio

The following table shows lease expirations of the remaining portfolio if Wells REIT successfully sells all 27 properties as described above pursuant to this potential sale transaction, during each of the next ten years and thereafter, assuming no exercise of renewal options or termination rights.

Year of Lease Expiration	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent	Rentable Square Feet Expiring (in thousands)
Vacant	$0	0%	675
2005	16,889	3%	642
2006	29,186	6%	865
2007	31,169	6%	1,117
2008	24,734	5%	898

Year of Lease Expiration	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent	Rentable Square Feet Expiring (in thousands)
2009	42,357	8%	1,546
2010	73,168	14%	3,034
2011	73,036	14%	3,722
2012	75,495	15%	2,412
2013	55,027	11%	1,878
2014	27,604	5%	1,029
Thereafter	63,485	12%	2,639

	$512,149	100%	20,460

Geographic Diversification – Current Portfolio

The following table shows the geographic diversification of our current portfolio.

Location	2004 Annualized Gross Base Rents (in thousands)	Percentage of 2004 Annualized Gross Base Rents	Rentable Square Feet (in thousands)
Chicago	$130,610	22%	4,640
Washington, D.C.	79,059	14%	2,208
N. New Jersey	38,704	7%	1,617
Minneapolis	33,083	6%	1,230
Detroit	26,257	5%	1,097
Dallas	25,967	4%	1,450
New York	25,424	4%	986
Boston	23,964	4%	586
Atlanta	23,767	4%	992
Los Angeles	20,822	4%	682
Orange Co.	18,039	3%	1,089
Other*	135,321	23%	8,795

	$581,018	100%	25,372

*	None more than 3%

Geographic Diversification – Post-Closing Portfolio

The following table shows geographic diversification of the remaining portfolio if Wells REIT successfully sells all 27 properties as described above pursuant to this potential sale transaction.

Location	2004 Annualized Gross Base Rents (in thousands)	Percentage of 2004 Annualized Gross Base Rents	Rentable Square Feet (in thousands)
Chicago	$130,610	26%	4,640
Washington, D.C.	79,059	15%	2,208
N. New Jersey	38,704	8%	1,617
Minneapolis	33,083	6%	1,230
New York	25,424	5%	986
Boston	23,964	5%	586
Detroit	23,927	5%	984
Los Angeles	20,822	4%	682
Dallas	18,196	4%	889
Atlanta	15,552	3%	616
Other*	102,807	20%	6,022

	$512,149	100%	20,460

*	None more than 3%

Tenant Industry Diversification – Current Portfolio

The following table shows the tenant industry diversification of our current portfolio.

Industry	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent	Rentable Square Feet (in thousands)
Business Services	$71,454	12%	3,301
Depository Institutions	48,423	8%	1,851
Nondepository Institutions	37,603	6%	1,979
Insurance Carriers	35,399	6%	1,661
Legal Services	34,277	6%	1,068
Electronic & Other Electric Equipment	28,174	5%	1,599
Communication	26,995	5%	1,058
Transportation Equipment	22,205	4%	1,011
Administration of Economic Programs	21,879	4%	599
Insurance Agents, Brokers, & Service	21,656	4%	610
Finance, Taxation, & Monetary Policy	20,410	4%	548
Food and Kindred Products	19,065	3%	631
Other*	193,479	33%	9,457

	$581,018	100%	25,372

*	None more than 3%

Tenant Industry Diversification – Post-Closing Portfolio

The following table shows tenant industry diversification of the remaining portfolio if Wells REIT successfully sells all 27 properties as described above pursuant to this potential sale transaction.

Industry	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent	Rentable Square Feet (in thousands)
Business Services	$56,456	11%	2,195
Depository Institutions	48,423	9%	1,851
Legal Services	34,277	7%	1,068
Insurance Carriers	31,329	6%	1,429
Electronic & Other Electric Equipment	26,250	5%	1,479
Communication	24,621	5%	920
Administration of Economic Programs	21,879	4%	599
Insurance Agents, Brokers, & Service	21,656	4%	610
Finance, Taxation, & Monetary Policy	20,410	4%	548
Nondepository Institutions	20,162	4%	814
Transportation Equipment	18,032	4%	747
Food and Kindred Products	17,751	3%	558
Other*	170,903	33%	7,645

	$512,149	100%	20,460

*	None more than 3%

Top 20 Tenants – Current Portfolio

The following table shows the top 20 tenants by percentage of annual gross revenues of our current portfolio.

Location	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent
BP Amoco	$28,890	5%
NASA	21,685	4%
Leo Burnett	19,742	3%
US Bancorp	19,348	3%
Nestle	15,921	3%
OCC	14,547	3%
Independence Blue Cross	12,904	2%
Winston & Strawn	12,761	2%
Kirkland & Ellis	12,304	2%
Nokia	12,243	2%
State of New York	11,041	2%
Aventis	10,299	2%
Zurich	9,693	2%
Cingular	9,208	2%
DDB Needham	8,909	2%
State Street Bank	8,264	1%
US National Park Service	8,236	1%
Caterpillar Financial	8,219	1%
Bank of America	7,574	1%
Lockheed Martin	7,422	1%
Other	321,810	55%

	$581,018	100%

Top 20 Tenants – Post-Closing Portfolio

The following table shows the top 20 tenants by percentage of annual gross revenues of the remaining portfolio if Wells REIT successfully sells all 27 properties as described above pursuant to this potential sale transaction.

Location	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent
BP Amoco	$28,890	6%
NASA	21,685	4%
Leo Burnett	19,742	4%
US Bancorp	19,348	4%
Nestle	15,921	3%
OCC	14,547	3%
Independence Blue Cross	12,904	3%
Winston & Strawn	12,761	2%
Kirkland & Ellis	12,304	2%
Nokia	12,243	2%
State of New York	11,041	2%
Aventis	10,299	2%
Zurich	9,693	2%
Cingular	9,208	2%

Location	2004 Annualized Gross Base Rent (in thousands)	Percentage of 2004 Annualized Gross Base Rent
DDB Needham	8,909	2%
State Street Bank	8,264	2%
US National Park Service	8,236	2%
Caterpillar Financial	8,219	2%
Lockheed Martin	7,422	1%
Department of Defense	7,028	1%
Other	$253,486	49%

	$512,149	100%

Revisions to the Share Redemption Program

On February 23, 2005, the board of directors of Wells REIT approved the following revisions to the current share redemption program effective for redemptions of shares beginning in March 2005: (i) an increase to the limit of the number of shares that can be redeemed in 2005 from 3.0% of the weighted- average number of shares outstanding during the prior calendar year to 5.0% of the weighted-average number of shares outstanding during the prior calendar year; (ii) a decrease in the percentage of funds to be reserved in calendar year 2005 for (a) redemptions upon the death of a stockholder, and (b) redemptions for certain stockholders to satisfy required minimum distribution requirements as set forth under Sections 401(a)(9), 403(b)(10), 408(a)(6), 408(b)(3), and 408(A)(c)(5) of the Internal Revenue Code from 20% to 15% of the amount available for redemption; and (iii) the price at which shares will be redeemed will be reduced by any amounts previously distributed to stockholders which were attributable to net sales proceeds from the sale of Wells REIT’s properties. As set forth above, we expect to fund some or all of the March 2005 redemption payments with the use of additional debt, which may include obtaining one or more 10-year term loans secured by currently unencumbered properties. You should be aware that, if your shares are redeemed in March, you will not be eligible to participate in any special distribution of net sales proceeds relating to the potential sale transaction described in this special disclosure. A copy of the revised share redemption program is attached as Exhibit “A” hereto.

Amendment to the Dividend Reinvestment Plan

On February 21, 2005, the board of directors of Wells REIT approved an amendment to its dividend reinvestment plan effective for dividends declared and paid after March 10, 2005, to clarify that distributions attributable to net sales proceeds will be excluded from dividends which may be reinvested in shares under the dividend reinvestment plan. Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as a special distribution, such amounts may not be reinvested in shares of Wells REIT pursuant to our dividend reinvestment plan. A copy of the amended and restated dividend reinvestment plan is attached as Exhibit “B” hereto.

Exhibit “A”

REVISED

SHARE REDEMPTION PROGRAM

OF WELLS REAL ESTATE INVESTMENT TRUST, INC.

Effective for Redemptions of Shares beginning in March 2005

On February 23, 2005, the board of directors of the Wells Real Estate Investment Trust, Inc. (“Wells REIT”) approved a revision to the current share redemption program effective for redemptions of shares beginning in March 2005, pursuant to the terms and conditions set forth below.

Prior to the time that our shares are listed on a national securities exchange, stockholders of the Wells REIT who have held their shares for at least one year may receive the benefit of limited interim liquidity by presenting for redemption all or any portion of their shares to us at any time in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption.

If you have held your shares for the required one-year period, you may redeem your shares for a purchase price equal to the lesser of (1) $10 per share or (2) the purchase price per share that you actually paid for your shares of the Wells REIT, less in both instances any amounts previously distributed to you attributable to net sales proceeds from the sale of Wells REIT’s properties. In the event that you are redeeming all of your shares, shares purchased pursuant to our dividend reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Wells OP who exchange their limited partnership units for shares in the Wells REIT shall be deemed to have owned their shares as of the date they were issued their limited partnership units in Wells OP. In addition, our board of directors has delegated to our officers the right to waive the one-year holding period in the event of the death or bankruptcy of a stockholder or other exigent circumstances.

Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 5.0% of the weighted-average number of shares outstanding during the prior calendar year; and (2) in no event shall the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. In addition, the board of directors may set aside an amount determined annually by the board not to exceed 20% of the funds available for redemption during each calendar year for (1) redemptions upon the death of a stockholder (“redemptions upon death”) and (2) redemptions for certain stockholders to satisfy required minimum distribution requirements as set forth under Sections 401(a)(9), 403(b)(10), 408(a)(6), 408(b)(3), and 408(A)(c)(5) of the Internal Revenue Code (“required minimum distribution redemptions”), which will have the effect of reducing the amount of funds otherwise available for other redemption requests. The board has determined that up to 15% of funds available for redemption will be reserved for redemptions upon death and required minimum distribution redemptions for calendar year 2005.

We will redeem shares on the last business day of each month. We must receive requests for redemption at least five business days before the end of the month in order for us to repurchase the shares that month. If we cannot purchase all shares presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (1) if a pro rata redemption would result in you owning less than half of the minimum amounts described in the “Suitability Standards” section of this prospectus, then we would redeem all of your shares; and (2) if a pro rata redemption would result in you owning more than half but less than all of the minimum amounts described in the “Suitability Standards” section of this prospectus, then we would not redeem such portion of your shares to the extent it would result in your remaining holdings of our shares to be below the minimum required amounts. Our board of directors reserves the right in its sole discretion upon 30 days’ notice to (1) change the purchase price for redemptions, (2) reduce the number of shares purchased under the share redemption program, or (3) otherwise amend the terms of or terminate our share redemption program for any reason.

We cannot guarantee that the funds set aside for our share redemption program will be sufficient to accommodate all requests made in any year or in any given month. If we do not have sufficient funds available, at the time when redemption is requested, you can (1) withdraw your request for redemption, or (2) ask that we honor your request at such time in the future, if any, when sufficient funds become available.

If we do not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we intend to treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. A stockholder can withdraw a redemption request upon written notice to the Wells REIT received at least five business days prior to the date for redemption.

The board of directors reserves the right to amend, suspend, or terminate our share redemption program at any time upon 30 days’ notice. We will notify you of such developments either (1) by disclosure in the annual or quarterly reports of the Wells REIT filed under the Securities Exchange Act of 1934 or (2) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report filed under the Securities Exchange Act of 1934.

Our share redemption program is intended to provide only interim liquidity for our stockholders until such time, if ever, that shares of our common stock are listed and traded on a national securities exchange or some other active secondary market develops for the shares which would provide liquidity for stockholders, at which time we anticipate that we would terminate the share redemption program. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Qualifying stockholders who desire to redeem their shares should give written notice to Wells Capital, Inc., our transfer agent, at 6200 The Corners Parkway, Norcross, Georgia 30092-3365, Attention: Client Services.

The shares we redeem under our share redemption program will be cancelled. We will not resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise sold in compliance with such laws.

Exhibit “B”

AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

Effective March 10, 2005

Wells Real Estate Investment Trust, Inc., a Maryland corporation (“Wells REIT”), pursuant to its Amended and Restated Articles of Incorporation, (the “Articles”), adopted a Dividend Reinvestment Plan (the “DRP”), which was amended and restated in its entirety on March 12, 2004. On February 21, 2005, the Board of Directors of Wells REIT amended and restated the DRP in its entirety as set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1. Dividend Reinvestment. As agent for the shareholders (“Shareholders”) of Wells REIT who (a) purchased shares of the Wells REIT’s common stock (the “Shares”) pursuant to Wells REIT’s initial public offering (the “Initial Offering”), which commenced on January 30, 1998 and terminated on December 19, 1999; (b) purchased Shares pursuant to the Wells REIT’s second public offering (the “Second Offering”), which commenced on December 20, 1999 and terminated on December 19, 2000; (c) purchased Shares pursuant to the Wells REIT’s third public offering (the “Third Offering”), which commenced on December 20, 2000 and terminated on July 25, 2002; (d) purchased Shares pursuant to the Wells REIT’s fourth public offering (the “Fourth Offering”), which commenced on July 26, 2002 and terminated on July 25, 2004; or (e) purchase Shares pursuant to any future offering of the Wells REIT (“Future Offering”), and who elect to participate in the DRP (the “Participants”), the Wells REIT will apply all dividends declared and paid with respect to the Shares held by each Participant, exclusive of distributions attributable to net sales proceeds (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2. Effective Date. This Amended and Restated Dividend Reinvestment Plan (the “DRP”) shall be applicable to all Dividends declared and paid after March 10, 2005.

3. Procedure for Participation. Shareholders who previously purchased Shares pursuant to the Initial Offering, the Second Offering, the Third Offering, or the Fourth Offering (collectively, the “Prior Offerings”) and who have received a prospectus, as contained in Wells REIT’s registration statement filed with the Securities and Exchange Commission (“SEC”) for such offering, elected to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may have been available from Wells REIT, the Dealer Manager or a broker-dealer participating in the Prior Offerings (“Participating Dealer”). Shareholders who previously purchased Shares pursuant to one of the Prior Offerings but have not previously participated in the DRP may elect to become a Participant by completing and executing an enrollment form or any other appropriate authorization form as may be available from Wells REIT, the Dealer Manager or a Participating Dealer. Participation in the DRP will begin with the next Dividend payable after receipt of a Participant’s enrollment or authorization. Shares will be purchased under the DRP on the date that Dividends are paid by Wells REIT. Dividends of Wells REIT are currently paid quarterly. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), he or she fails to meet the suitability requirements for making an investment in Wells REIT or cannot make the other representations or warranties set forth in the Subscription Agreement or the enrollment form, he or she will promptly so notify Wells REIT in writing.

4. Purchase of Shares. Participants will acquire DRP Shares from Wells REIT at a purchase price equal to the higher of $9.55 per share or 95% of the estimated share value as determined by the Board of Directors of Wells REIT. Participants in the DRP may also purchase fractional Shares so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to exceed the ownership limits set forth in the Articles.

Shares to be distributed by Wells REIT in connection with the DRP may (but are not required to) be supplied from: (a) the 100,000,000 DRP Shares registered with the SEC pursuant to its Form S-3 Registration Statement filed in March 2004 (the “DRP Registration”); (b) Shares to be registered with the SEC in a Future Offering for use in the DRP (a “Future Registration”); or (c) Shares of Wells REIT’s common stock purchased by Wells REIT for the DRP in a secondary market (if available) or on a stock exchange or NASDAQ (if listed) (collectively, the “Secondary Market”).

Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by Wells REIT on the Secondary Market or registered in a Future Registration for use in the DRP may be at prices lower or higher than the per Share price, which will be paid for the DRP Shares pursuant to the DRP Registration.

If Wells REIT acquires Shares in the Secondary Market for use in the DRP, Wells REIT shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, Wells REIT does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of Wells REIT’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for shares to be used in the DRP, Wells REIT is in no way obligated to do either, in its sole discretion.

5. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until Wells REIT begins to issue certificates for its outstanding common stock.

6. Reports. Within 90 days after the end of Wells REIT’s fiscal year, Wells REIT shall provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividend distributions and amounts of Dividends paid during the prior fiscal year. In addition, Wells REIT shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend, and the number of Shares owned after the current Dividend.

7. Commissions and Other Charges. Wells REIT will pay: selling commissions of 5% of DRP proceeds to Wells Investment Securities, Inc., the Dealer Manager, which will reallow commissions to Participating Dealers which have Participants in the DRP at the time of each dividend payment date and which have executed a DRP Dealer Agreement with the Dealer Manager; and acquisition and advisory fees and expenses of 3.5% of DRP proceeds to Wells Capital and its affiliates, except to the extent such proceeds are used by Wells REIT to fund Share repurchases under its share redemption program. No dealer manager fee will be paid with respect to DRP Shares issued pursuant to the DRP Registration.

8. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to Wells REIT a written notice. Prior to listing of the Shares on a national stock exchange or NASDAQ, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, Wells REIT will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Dividends will be distributed to the Shareholder in cash.

9. Taxation of Distributions. The reinvestment of Dividends in the DRP does not relieve DRP Participants of any income tax liability which may be payable as a result of those Dividends.

10. Amendment or Termination of DRP by the Wells REIT. The Board of Directors of Wells REIT may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 10 days’ written notice to the Participants.

11. Liability of Wells REIT. Wells REIT shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability; (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, Wells REIT has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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